UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2008

FRESHWATER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-140595

(Commission File Number)

98-0508360

(IRS Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario Canada M2J 1G8

(Address of principal executive offices and Zip Code)

(416) 490-0254

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2008, we entered into a debt settlement and subscription agreement with Max Weissengruber, whereby we agreed to issue 5,700,000 shares of our common stock at a deemed price of $0.05 per share to Mr. Weissengruber in consideration of the debt owed by our company to Mr. Weissengruber of $285,000.

On August 15, 2008, we entered into a debt settlement and subscription agreement with D. Brian Robertson, whereby we agreed to issue 5,500,000 shares of our common stock at a deemed price of $0.05 per share to Mr. Robertson in consideration of the debt owed by our company to Mr. Robertson of $275,000.

2

On August 15, 2008, we entered into a debt settlement and subscription agreement with Graham Linttel, whereby we agreed to issue 120,000 shares of our common stock at a deemed price of $0.05 per share to Mr. Linttel in consideration of the debt owed by our company to Mr. Linttel of $6,000.

Item 3.02	Unregistered Sales of Equity Securities.

On August 15, 2008, we sold an aggregate of 11,320,000 shares of our common stock to three investors at a deemed price of $0.05 per share. In each case the purchase price for the shares was paid by way of satisfaction of debt owed by our company in the aggregate amount of $566,000. All three of these investors are not U.S. persons, none of these transactions occurred in the United States and, in selling these shares of our common stock we relied on the registration exemption provided by Regulation S, promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

    (d)    Exhibits

    10.1    Form of Subscription Agreement

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHWATER TECHNOLOGIES, INC.

By: /s/ Max Weissengruber

Max Weissengruber
President and a Director
Dated: August 19, 2008